UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 10, 2005


                          VALLEY FORGE SCIENTIFIC CORP.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                                  PENNSYLVANIA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


          001-10382                                   23-2131580
   ------------------------              ------------------------------------
   (Commission File Number)              (IRS Employer Identification Number)


             136 Green Tree Road, Suite 100 Oaks, Pennsylvania 19456
             -------------------------------------------------------
                    (Address of principal executive offices)


                                 (610) 666-7500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         On March 10, 2004, Valley Forge Scientific Corp. ("Valley Forge") and Codman & Shurtleff, Inc. ("Codman") entered into an amendment ("Amendment No. 1") to an agreement, which Valley Forge and Codman entered into on October 15, 2004 ("Codman Agreement").

         Under Amendment No. 1 to the Codman Agreement, the term under which Codman is the exclusive worldwide distributor of Valley Forge's existing products in the fields of neurocranial and neurospinal surgery was extended to September 30, 2005, or such earlier date as provided in Amendment No. 1. From the end of the exclusivity period until December 31, 2005 Codman shall continue to be the nonexclusive distributor of Valley Forge's existing products in those fields. Until the end of the exclusivity period, Codman is required to make minimum purchases of $1 million per calendar quarter, prorated for periods of less than a calendar quarter.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 15, 2005

                                       VALLEY FORGE SCIENTIFIC CORP


                                       By: /s/ JERRY L. MALIS
                                           ----------------------------------
                                           Jerry L. Malis, President and
                                           Chief Executive Officer

                          Valley Forge Scientific Corp.
                                  Exhibit Index
                                    Form 8-K


           Exhibit No.               Description
           -----------               -----------

                 10(a) Amendment No. 1 to the Agreement dated as of October 1, 2004 between Valley Forge Scientific Corp. and Codman & Shurtleff, Inc.